Exhibit 21.1
Subsidiaries of the registrant

1G Acquisitions, LLC, a Delaware Limited Liability Company
1st Global Consulting, Inc., a Texas corporation
1st Global Retirement Services, Inc., a Texas corporation
1st Global Ventures, Inc., a Texas corporation
1st Global, Inc., a Texas corporation
1st Partners & Co, Inc., a Delaware corporation
Avantax Acquisition Services, LLC, a Delaware Limited Liability Company
Avantax Advisory Services, Inc., a Texas corporation
Avantax Holdings, Inc., a Delaware corporation
Avantax Insurance Agency LLC, a Massachusetts Limited Liability Company
Avantax Insurance Agency LLC, a Montana Limited Liability Company
Avantax Insurance Agency LLC, a Texas Limited Liability Company
Avantax Insurance Services, Inc., a Texas corporation
Avantax Investment Services, Inc., a Texas corporation
Avantax Planning Partners, Inc., an Iowa corporation
Avantax Wealth Management, Inc., a Texas corporation
Avantax WM Holdings, Inc., A Delaware corporation
BCOR Administrative Services, LLC, a Delaware Limited Liability Company
Financial BluPrint, LLC, a Delaware Limited Liability Company
Go2Net, Inc., a Delaware corporation
HK Alliance, LLC, an Iowa Limited Liability Company
HKFS Aviation, LLC, a Wisconsin Limited Liability Company
Project Baseball Sub, Inc., a Delaware corporation
Spirit Acquisitions, LLC, a Delaware Limited Liability Company
TaxAct, Inc., an Iowa corporation
TaxSmart Research, LLC, a Delaware Limited Liability Company